Exhibit (b)

                                     BY-LAWS
                                       OF
                 THE PACIFIC CORPORATE GROUP PRIVATE EQUITY FUND




                                   ARTICLE I
             Agreement and Declaration of Trust and Principal Office

          1.1.  Agreement  and  Declaration  of Trust.  These  By-Laws  shall be
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subject  to the  Agreement  and  Declaration  of Trust,  as from time to time in effect (the "Declaration of Trust"),  of the  above-captioned  Delaware business
trust    established    by   the    Declaration    of   Trust   (the   "Trust").

          1.2.  Principal Office of the Trust. The principal office of the Trust
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shall be located in La Jolla, California.


                                   ARTICLE II
                              Meetings of Trustees

          2.1.  Regular  Meetings.  Regular meetings of the Trustees may be held
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without  call or notice at such  places and at such times as the  Trustees  from time to time may  determine,  provided that notice of the first regular  meeting
following   any  such   determination   shall  be  given  to  absent   Trustees.

          2.2. Special Meetings. Special meetings of the Trustees may be held at
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any time and at any place  designated  in the call of the meeting when called by the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

          2.3. Notice of Special  Meetings.  It shall be sufficient  notice to a
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Trustee of a special meeting to send notice by mail at least  forty-eight  hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

          2.4. Notice of Certain  Actions by Consent.  If in accordance with the
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provisions of the  Declaration of Trust any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by
any      delay      or      failure      to      furnish       such      notice.


                                  ARTICLE III
                                    Officers

          3.1. Enumeration;  Qualification. The officers of the Trust shall be a
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President,  one or more Vice  Presidents,  if any,  that may be  Executive  Vice
Presidents, Senior Vice Presidents or Vice Presidents, a Treasurer, a Secretary, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust also may have such agents as the Trustees from time to time may in their discretion appoint. Officers may be but need not be a Trustee or shareholder. Any two or more offices may be held by the same person.

          3.2. Election. The President, the Treasurer and the Secretary shall be
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elected by the Trustees  upon the  occurrence of any vacancy in any such office.
Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any such other office may be filled at any time.

          3.3. Tenure. The President,  Treasurer and Secretary shall hold office
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in each case  until he or she  sooner  dies,  resigns,  is  removed  or  becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

          3.4. Powers.  Subject to the other  provisions of these By-Laws,  each
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officer  shall  have,  in  addition  to the duties and powers  herein and in the
Declaration of Trust set forth, such duties and powers as commonly are incident to the office occupied by him or her as if the Trust were organized as a Delaware corporation or such other duties and powers as the Trustees may from time to time designate.

          3.5. President.  Unless the Trustees otherwise provide,  the President
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shall preside at all meetings of the  shareholders  and of the Trustees.  Unless the Trustees otherwise provide, the President shall be the chief executive officer.

          3.6. Vice  President.  Each Vice President  shall have such powers and
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perform such duties as the Board of Trustees or the  President  may from time to time prescribe.

          3.7.  Treasurer.  The  Treasurer  shall  be the  chief  financial  and
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accounting  officer  of  the  Trust,  and,  subject  to  the  provisions  of the
Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, shall be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

          3.8.  Secretary.  The Secretary  shall record all  proceedings  of the
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shareholders  and the  Trustees in books to be kept  therefor,  which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

          3.9.  Resignations and Removals.  Any Trustee or officer may resign at
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any  time  by  written  instrument  signed  by him or her and  delivered  to the
President or Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer ------------------------- resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.


                                   ARTICLE IV
                                   Committees

          4.1.  Appointment.  The  Trustees  may  appoint  from their  number an
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executive  committee and other committees.  Except as the Trustees otherwise may determine,  any such  committee  may make  rules for  conduct  of its  business.


          4.2. Quorum; Voting. A majority of the members of any Committee of the
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Trustees  shall  constitute a quorum for the  transaction  of business,  and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present).


                                   ARTICLE V
                                     Reports

          The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                   ARTICLE VI
                                   Fiscal Year

          The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Board of Trustees.


                                  ARTICLE VII
                                      Seal

          The seal of the Trust shall consist of a flat-faced die with the word "Delaware," together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and in its absence shall not impair the validity of any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                  ARTICLE VIII
                               Execution of Papers

          Except as the Trustees generally or in particular cases may authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.


                                   ARTICLE IX
                         Issuance of Share Certificates

          9.1. Sale of Shares.  Except as otherwise  determined by the Trustees,
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the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than net asset value per share as from time to time determined in accordance with the Declaration of Trust and these By-Laws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining value of assets of the Trust as stated in the Declaration of Trust and these By-Laws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

          9.2. Share Certificates.  In lieu of issuing  certificates for shares,
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the Trustees or the transfer  agent  either may issue  receipts  therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case, for all purposes hereunder, be deemed to be the
holders  of  certificates   for  such  shares  as  if  they  had  accepted  such
certificates and shall be held to have expressly assented and agreed to the terms hereof.

          The Trustees at any time may authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

          9.3.  Loss of  Certificates.  The Trust,  or if any transfer  agent is
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appointed  for the  Trust,  the  transfer  agent  with the  approval  of any two officers of the Trust, is authorized to issue and countersign replacement certificates for the shares of the Trust which have been lost, stolen or destroyed subject to the deposit of a bond or other indemnity in such form and with such security, if any, as the Trustees may require.

          9.4.  Discontinuance of Issuance of Certificates.  The Trustees at any
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time may discontinue the issuance of share certificates and by written notice to each shareholder, may require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.


                                    ARTICLE X
                                Indemnification

          10.1. Trustees, Officers, etc. To the fullest extent permitted by law,
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the Trust shall  indemnify  each of its  Trustees and  officers  (including  the directors, officers or employees of any Trustee that is not a natural person and persons who serve at the Trust's request as directors, officers or trustees of another person in which the Trust has any interest as a shareholder, creditor or
otherwise)   (hereinafter  referred  to  as  a  "Covered  Person")  against  all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal,
administrative  or   investigative,   before  any  court  or  administrative  or
legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, in any way relating to the Trust or by reason of being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid by the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided that (a) such Covered Person shall provide security for his undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person's failure to fulfill his undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons (as that term is defined in the Investment Company Act of 1940) (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.

          10.2.  Compromise  Payment. As to any matter disposed of (whether by a
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compromise  payment,  pursuant  to a consent  decree or  otherwise)  without  an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (a) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry) that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (b) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry) to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Any approval pursuant to this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

          10.3.  Indemnification  Not  Exclusive.  The right of  indemnification
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hereby  provided  shall not be  exclusive of or affect any other rights to which any such  Covered  Person may be  entitled.  As used in this Article X, the term
"Covered   Person"   shall   include  such   person's   heirs,   executors   and
administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit, or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.

          10.4. Limitation. Notwithstanding any provisions in the Declaration of
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Trust and these By-Laws pertaining to  indemnification,  all such provisions are subject to any limitations that may be required under the Investment Company Act of 1940.


                                   ARTICLE XI
                                  Shareholders

          11.1.  Meetings.  A meeting of the shareholders shall be called by the
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Secretary  whenever  ordered by the  Trustees,  or  requested  in writing by the holder or holders of at least 10% of the outstanding shares entitled to vote at such meeting. If the meeting is a meeting of the shareholders of one or more series of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at the meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than five days to call such meeting, the Trustees, or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

          11.2. Access to Shareholder List.  Shareholders of record may apply to
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the Trustees for assistance in  communicating  with other  shareholders  for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 or at least 1% of the outstanding shares, whichever is less, so apply, the Trustees shall within five business days either:

          (i) afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the Trust; or

          (ii) inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them and, within a reasonable time thereafter, mail materials submitted by the applicants to all such shareholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

          11.3. Record Dates. For the purpose of determining the shareholders of
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any series who are  entitled  to vote or act at any  meeting or any  adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees from time to time may fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date of payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

          11.4.  Place of Meetings.  All meetings of the  shareholders  shall be
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held at the  principal  office of the Trust or at such  other  place  within the
United States as shall be designated by the Trustees or the President of the Trust.

          11.5. Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least ten days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

          11.6.  Ballots.  No ballot shall be required  for any election  unless
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requested by a shareholder present or represented at the meeting and entitled to vote in the election.

          11.7. Proxies. Shareholders entitled to vote may vote either in person
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or by proxy in writing  dated not more than six months  before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.


                                   ARTICLE XII
                            Amendments to the By-Laws

          These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.


Dated:  December __, 1997